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As filed with the Securities and Exchange Commission on June 7, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Meritage Corporation
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	86-0611231 (I.R.S. Employer Identification No.)
8501 East Princess Drive, Suite 290, Scottsdale, Arizona 85255 (Address of Principal Executive Offices) (Zip Code)
Meritage Corporation Stock Option Plan (Full Title of the Plan)
Larry W. Seay Chief Financial Officer and Vice President-Finance 8501 East Princess Drive, Suite 290 Scottsdale, Arizona 85255 (Name and Address of Agent For Service)
(480) 609-3330 (Telephone Number, Including Area Code, of Agent for Service)

With copy to:
Steven D. Pidgeon
Snell & Wilmer L.L.P.
One Arizona Center
400 East Van Buren Street
Phoenix, Arizona 85004-0001
(602) 382-6000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock ($0.01 par value per share)	800,000	$67.65	$54,120,000	$6,857

(1)
In the event of a stock split, stock dividend, or similar transaction involving the Registrant's Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act, on the basis of the average of the high and low prices of the Registrant's shares of Common Stock on June 2, 2004.

        This Registration Statement relates to:

  •
  Form S-8 Registration Statement No. 333-37859, filed on October 14, 1997, pursuant to which the Registrant registered 450,000 shares of common stock for issuance under the Meritage Corporation Stock Option Plan (the "Plan") (as adjusted to reflect an increase resulting from a 2-for-1 stock split);

  •
  Form S-8 Registration Statement No. 333-75629, filed on April 2, 1999, pursuant to which the Registrant registered 500,000 shares of common stock for issuance under the Plan (as adjusted to reflect an increase resulting from a 2-for-1 stock split);

  •
  Form S-8 Registration Statement No. 333-39036, filed on June 12, 2000, pursuant to which the Registrant registered 600,000 shares of common stock for issuance under the Plan (as adjusted to reflect a increase resulting from a 2-for-1 stock split); and

  •
  Form S-8 Registration Statement No. 333-91960, filed on July 3, 2002, pursuant to which the Registrant registered 600,000 shares of common stock for issuance under the Plan.

        The contents of these registration statements are incorporated by reference herein pursuant to General Instruction E to Form S-8. This Registration Statement relates to the amendment of the Plan. The Plan has been amended to (i) increase the number of shares of common stock authorized to be issued thereunder from 2,150,000 shares to 2,950,000 shares and (ii) change the maximum number of shares that can be granted to any one person from 300,000 shares in the aggregate to 100,000 shares per year. The previously paid filing fees associated with the referenced securities under the registration statements are $4,814.31.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

        The following opinions and consents are filed with this Registration Statement.

Exhibit Number	Description	Page or Method of Filing
4.1	Meritage Corporation Stock Option Plan	Filed herewith
5.1	Opinion of Venable LLP	Filed herewith
23.1	Consent of Registered Public Accounting Firm	Filed herewith
23.2	Consent of Counsel	Included as part of Exhibit 5.1
24	Power of Attorney	See Signature Page

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 7th day of June, 2004.

MERITAGE CORPORATION
By:	/s/ LARRY W. SEAY Larry W. Seay Chief Financial Officer and Vice President—Finance

        Pursuant to the requirements of the Securities Act of 1933, the trustees (or other person who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, Arizona, on June 7th, 2004.

Meritage Corporation Stock Option Plan
By:	/s/ PETER L. AX
Name:	Peter L. Ax
Title:	Chairman of the Executive Compensation Committee

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John R. Landon, Steven J. Hilton and Larry W. Seay, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ JOHN R. LANDON John R. Landon	Co-Chairman, Co-Chief Executive Officer and Director	June 7, 2004
By:	/s/ STEVEN J. HILTON Steven J. Hilton	Co-Chairman, Co-Chief Executive Officer and Director	June 7, 2004
By:	/s/ LARRY W. SEAY Larry W. Seay	Chief Financial Officer and Vice President-Finance (Principal Financial Officer)	June 7, 2004
By:	/s/ VICKI L. BIGGS Vicki L. Biggs	Vice President-Controller (Principal Accounting Officer)	June 7, 2004
By:	/s/ ROBERT G. SARVER Robert G. Sarver	Director	June 7, 2004
By:	/s/ C. TIMOTHY WHITE C. Timothy White	Director	June 7, 2004
By:	/s/ RAYMOND OPPEL Raymond Oppel	Director	June 7, 2004
By:	/s/ PETER L. AX Peter L. Ax	Director	June 7, 2004
By:	/s/ WILLIAM G. CAMPBELL William G. Campbell	Director	June 7, 2004

EXHIBIT INDEX

Exhibit Number	Description	Page or Method of Filing
4.1	Meritage Corporation Stock Option Plan	Filed herewith
5.1	Opinion of Venable LLP	Filed herewith
23.1	Consent of Registered Public Accounting Firm	Filed herewith
23.2	Consent of Counsel	Included as part of Exhibit 5.1
24	Power of Attorney	See Signature Page

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX